As filed with the Securities and Exchange Commission on September 15, 2003

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                        STANDARD MICROSYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   11-2234952
                      (I.R.S. Employer Identification No.)

                                 80 Arkay Drive
                            Hauppauge, New York 11788
                                 (631) 434-2817

              (Address, including zip code, and telephone number of
                    registrant's principal executive offices)

                            ------------------------

                         2003 Director Stock Option Plan
                   2003 Stock Option and Restricted Stock Plan
                        2002 Inducement Stock Option Plan
                        2003 Inducement Stock Option Plan
                           (Full Titles of the Plans)

                            ------------------------

                                    [Insert]
                        Standard Microsystems Corporation
                                 80 Arkay Drive
                            Hauppauge, New York 11788
                                 (631) 434-2817

           (Name, Address, and Telephone Number, Including Area Code,
                              of Agent for Service)

                            ------------------------

                                 with copies to:
                             Robert J. Raymond, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                               New York, NY 10006
                                 (212) 225-2000


                                                       CALCULATION OF REGISTRATION FEE
____________________________________________________________________________________________________________________________________
         Name of Plan              Title of Securities                        Proposed Maximum     Proposed Maximum       Amount of
                                          to be              Amount  to be   Offering Price Per   Aggregate Offering    Registration
                                      Registered (2)         Registered (1)      Share (2)              Price               Fee (2)
____________________________________________________________________________________________________________________________________
2003 Director Stock Option Plan  Common Stock, par value     100,000(4)          $20.26               $2,026,000           $163.90
                                 $.10 per share

2003 Stock Option and Restricted Common Stock, par value     725,000(4)          $20.26               $14,688,500          $1,188.30
Stock Plan                       $.10 per share

2002 Inducement Option Plan      Common Stock, par value     347,434(3)          $22.35               $7,765,150           $628.20
                                 $.10 per share

2003 Inducement Option Plan      Common Stock, par value     250,000(4)          $20.26               $5,065,000           $409.76
                                 $.10 per share
____________________________________________________________________________________________________________________________________
Total                                                        1,422,434                                $29,544,650          $2,390.16


(1) Consists of shares of common stock (the "Shares") of Standard Microsystems Corporation (the "Registrant" or the "Corporation") to be made available pursuant to the 2003 Director Stock Option Plan, the 2003 Stock Option and Restricted Stock Plan, the 2002 Inducement Option Plan, and the 2003 Inducement Option Plan (collectively, the "Plans"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers such indeterminate number of Shares that may be necessary to adjust the number of Shares reserved for issuance pursuant to the Plans as a result of stock splits, stock dividends, recapitalization or similar adjustments or transactions affecting the outstanding Shares of the Registrant.

(2) Includes the rights (the "Rights") attached to each Share pursuant to the Rights Agreement with Chase Mellon Shareholder Services L.L.C., as Rights Agent, dated January 7, 1998, as amended by Amendment No. 1 dated January 23, 2001, and as further amended by Amendment No. 2 dated April 9, 2002. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates representing the Shares and may be transferred only together with the Shares.

(3) With respect to 347,434 Shares covered by stock options granted prior to the filing of this Registration Statement, calculated pursuant to Rule 457(h) under the Securities Act, such amount is based upon the price at which the stock options may be exercised.

(4) With respect to Shares subject to future grant, estimated solely for the purpose of determining the amount of registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, and based upon the average of the high and low prices of the Shares on September 10, 2003, as reported on the NASDAQ.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference


          The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

          (i) The Registrant's annual report on Form 10-K for the fiscal year ended February 28, 2003 (the "Annual Report"), filed with the Commission on May 29, 2003;

          (ii) The description of the Shares contained in the Registrant's Registration Statement on Form 8-A, filed September 21, 1973, Registration Statement on Form 8-A, filed January 12, 1989, and Registration Statement on Form 8-A dated January 13, 1998, File No. 0-7422; and

          (iii) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report.

          All reports and other documents  filed by the Corporation  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          Section 145 of the Delaware General Corporation Law provides generally that a corporation shall have the power to indemnify any person sued as a director, officer, employee or agent of the corporation, or of another corporation if that person is serving at the request of the indemnifying corporation, in non-derivative suits for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the indemnifying corporation. In the case of criminal actions and proceedings, the person must also have had no reasonable cause to believe his conduct was unlawful. Indemnification of expenses is authorized in stockholder derivative suits where the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the indemnifying corporation and so long as he had not been found liable to the indemnifying corporation. Even in this latter instance, the court may determine that in view of all the circumstances the person is entitled to indemnification for the expenses that the court deems proper. A person sued as a director, officer, employee or agent of a corporation who has been successful in defense of the action must be indemnified by the corporation against expenses.

          The  Registrant's  By-laws  include  the  indemnification   provisions
excerpted below:

               4. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
          fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful....

                  (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          The Registrant maintains directors' and officers' liability insurance for all its directors and officers.

          In addition, under each Plan, any member of the committee responsible for the administration of the Plan is indemnified to the fullest extent permitted by law with respect to any action taken, or determination made, in good faith in connection with the Plan.

Item 7.   Exemption From Registration Claimed

          Not applicable.

Item 8.   Exhibits

          The exhibits listed in the Exhibit Index are filed as a part of this Registration Statement.

Item 9.   Undertakings

          (a)  The undersigned registrant hereby undertakes:

               (1)  To file,  during any   period  in  which offers or sales are
being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
               Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being offered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this 15th day of September, 2003.

                                    STANDARD MICROSYSTEMS CORPORATION
                                                (Registrant)


                                    By:  /s/  Andrew M. Caggia
                                    -------------------------------------------
                                    ANDREW M. CAGGIA, Senior Vice President and
                                    Chief Financial Officer
                                    (Principal Financial Officer)

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

          Signature and Title                                  Date
          -------------------                                  ----

/s/  Steven J. Bilodeau                                 September 15, 2003
---------------------------------------
Steven J. Bilodeau
Chairman, President and
Chief Executive Officer
(Principal Executive Officer)


/s/  Robert M. Brill                                    September 15, 2003
---------------------------------------
Robert M. Brill
Director


/s/  Andrew M. Caggia                                   September 15, 2003
---------------------------------------
Andrew M. Caggia
Director, Senior Vice President
and Chief Financial Officer
(Principal Financial Officer)


/s/  Timothy P. Craig                                   September 15, 2003
---------------------------------------
Timothy P. Craig
Director


/s/  Peter F. Dicks                                     September 15, 2003
---------------------------------------
Peter F. Dicks
Director


/s/  James A. Donahue                                   September 15, 2003
---------------------------------------
James A. Donahue
Director


/s/  Ivan T. Frisch                                     September 15, 2003
---------------------------------------
Ivan T. Frisch
Director


/s/  Eric M. Nowling                                    September 15, 2003
---------------------------------------
Eric M. Nowling
Vice President and Controller
(Principal Accounting Officer)


                                  EXHIBIT INDEX

Exhibit No.            Description                                          Method of Filing
-----------            -----------                                          ----------------

   4.1       2003 Director Stock Option Plan            Incorporated by reference to Exhibit C to Registrant's proxy statement dated
                                                        May 30, 2003 (File No. 000-07422)

   4.2       2003 Stock Option and Restricted           Incorporated by reference to Exhibit B to Registrant's proxy statement dated
             Stock Plan                                 May 30, 2003 (File No. 000-07422)

   4.3       2003 Inducement Stock Option Plan          Filed herewith

   4.4       2002 Inducement Stock Option Plan          Incorporated by reference to  Exhibit 10.26 to Registrant's Annual Report on
                                                        Form  10-K  for  the  fiscal  year  ending February 28, 2003

   4.5       Certificate of Incorporation of            Incorporated by reference to Exhibit 3(a) to the  Registrant's Form 10-K for
             Standard Microsystems Corporation,         the fiscal year ended February 28, 1991
             as amended and restated

   4.6       By-Laws of Standard Microsystems           Incorporated  by reference to Exhibit 3.1 to Registrant's  Current Report on
             Corporation, as amended and restated       Form 8-K dated April 10, 2002

   4.7       Rights Agreement with Chase Mellon         Incorporated  by  reference  to  Exhibit 1 to the  registrant's Registration
             Shareholder Services L.L.C., as            Statement on Form 8-A filed January 15, 1998
             Rights Agent, dated January 7, 1998

   4.8       Amendment No. 1 to Rights Agreement        Incorporated  by  reference to Exhibit 4.2 to the registrant's Form 10-K for
             with Chase Mellon Shareholder              the fiscal year ended February 28, 2001
             Services L.L.C., as Rights Agent,
             dated January 23, 2001

   4.9       Amendment No. 2 to Rights Agreement        Incorporated  by  reference  to  Exhibit 3 to the  registrant's Registration
             with Chase Mellon Shareholder              Statement on Form 8-A/A filed April 10, 2002
             Services L.L.C., as Rights Agent,
             dated April 9, 2002

   5.1       Opinion of Cleary, Gottlieb, Steen         Filed herewith
             & Hamilton as to legality of
             securities being registered

  23.1       Consent of PricewaterhouseCoopers LLP      Filed herewith

  23.2       Consent of Cleary, Gottlieb, Steen &       Included in Exhibit 5.1
             Hamilton

  24.1       Power of Attorney                          Filed herewith
